Exhibit (l)

FOLEY & LARDNER LLP		ATTORNEYS AT LAW
777 East Wisconsin Avenue, Suite 3800
Milwaukee, Wisconsin 53202-5306
414.271.2400 TEL
414.297.4900 FAX
www.foley.com

	July 13, 2020	WRITER’S DIRECT LINE
414.297.5596
pfetzer@foley.com Email

CLIENT/MATTER NUMBER
103159-0101

Via EDGAR

Daxor Corporation

350 Fifth Avenue (Empire State Building)

Suite 4740

New York, New York 10118

Ladies and Gentlemen:

We have acted as counsel for Daxor Corporation (the “Company”), a New York corporation, in connection with the amended registration statement on Form N-2 (File Nos. 333-224509 and 811-22684) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), and under the Investment Company Act of 1940, as amended, relating to the issuance and sale by the Company of authorized shares of common stock, par value $0.01 per share (the “Shares”), in the amount designated in the Registration Statement.

We have examined originals and certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Company and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

Based upon the foregoing, we are of the opinion that the Shares being registered pursuant to the Registration Statement, when issued in accordance with the terms described in the Registration Statement, will be legally issued, fully paid, and non-assessable by the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Securities and Exchange Commission. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act and the rules and regulations thereunder.

Very truly yours,

/s/ Peter D. Fetzer
Peter D. Fetzer

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